UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of

               The Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported): December 12, 2002


                       NOVO NETWORKS, INC.
     (Exact Name of Registrant as Specified in Its Charter)


            Delaware             0-28579             75-2233445
    (State of Incorporation)   (Commission          (IRS Employer
                               File Number)     Identification Number)


       2311 Cedar Springs Road, Suite 400,
                  Dallas, Texas                       75201
     (Address of Principal Executive Offices)      (Zip Code)



Registrant's Telephone Number, Including Area Code: (214) 777-4100



  (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        On December 12, 2002, the Registrant's Board of Directors appointed Russell W. Beiersdorf as a Class I Director. Mr. Beiersdorf has been selected to fill the vacancy left by the resignation of Mark R. Graham, who stepped down as a Class I
        Director, effective November 27, 2002.   Mr. Beiersdorf will
        serve out the remainder of Mr. Graham's term, which continues until the 2003 Annual Meeting of the Registrant's stockholders.



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NOVO NETWORKS, INC.


Date: December 13, 2002             /s/  BARRETT N. WISSMAN
                                   -----------------------------
                                   Name:     Barrett N. Wissman
                                   Title:    President